The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with and has been declared effective by the Securities and Exchange Commission. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 5, 2003

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER 31, 2003

Filed Pursuant to Rule 424(B)(5)

Registration Statement No. 333-87100

20,000,000 shares

Newmont Mining Corporation

Common stock

Our common stock is listed on the New York Stock Exchange under the symbol “NEM.” On November 4, 2003, the last reported sale price of our common stock on the New York Stock Exchange was $43.31 per share.

	Per share	Total
Price to public	$	$
Underwriting discounts and commissions	$	$
Proceeds to Newmont, before expenses	$	$

We have granted the underwriters an option for a period of 30 days to purchase up to 2,000,000 additional shares of common stock at the public offering price less the underwriting discounts and commissions, to cover over-allotments, if any.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 4 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters are offering our common stock as described in “Underwriting.” Delivery of the common stock will be made to the purchasers on or about                  , 2003.

JPMorgan	UBS Investment Bank

Bear, Stearns & Co. Inc.
CIBC World Markets
Citigroup
HSBC
National Bank Financial
RBC Capital Markets
Scotia Capital
Griffiths McBurney & Partners Corp.

                     , 2003

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which describes certain matters relating to us and this offering. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the common stock offered by this prospectus supplement and accompanying prospectus. For information about our common stock, see “Description of Our Capital Stock” in the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Unless we have indicated otherwise, all information in this prospectus supplement assumes that the underwriters do not exercise their option to purchase additional shares from us. Unless we have indicated otherwise, references in this prospectus supplement to “Newmont”, “we”, “us” and “our” or similar terms are to Newmont Mining Corporation and its consolidated subsidiaries. Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement to “$” or “dollar” are to the lawful currency of the United States.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with information that is different. We are offering to sell and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of these securities.

Prospectus Supplement

NEWMONT MINING CORPORATION

We are engaged in the production of gold, the exploration for gold and the acquisition and development of gold properties worldwide. We are also engaged in the production of, and exploration for, silver, copper and zinc. We have operations in North America, South America, Australia, New Zealand, Indonesia, Uzbekistan and Turkey. As of December 31, 2002, we had gold reserves of 86.9 million equity ounces and an aggregate land position of approximately 63,000 square miles (164,000 square kilometers).

USE OF PROCEEDS

Our net proceeds from this offering are estimated to be approximately $           after deducting the underwriting discounts and our estimated offering expenses that we will have paid. If the underwriters exercise their over-allotment option in full, then the net proceeds will be approximately $        . We will use these net proceeds for general corporate purposes, which may include funding of new project development and other capital expenditures and the repayment of debt.

UNITED STATES FEDERAL INCOME TAXATION

The following is a description of the material United States federal income tax consequences that may be relevant to non-U.S. holders, as defined below, with respect to the acquisition, ownership and disposition of shares of our common stock. This description addresses only the United States federal income tax considerations of non-U.S. holders that are initial purchasers of shares of our common stock pursuant to the offering and that will hold shares of our common stock as capital assets. This description does not address tax considerations applicable to holders that may be subject to special tax rules, including:

•	financial institutions or insurance companies;

•	grantor trusts;

•	dealers or traders in securities or currencies;

•	tax-exempt entities;

•	persons that received our stock as compensation for the performance of services;

•	persons that will hold our stock as part of a “hedging” or “conversion” transaction or as a position in a “straddle” for United States federal income tax purposes; or

•	persons that have a “functional currency” other than the United States dollar.

Moreover, except as set forth below, this description does not address the United States federal estate and gift or alternative minimum tax consequences of the acquisition, ownership and disposition of our shares.

This description is based on the Internal Revenue Code of 1986, as amended, or the “Code,” existing, and proposed United States Treasury Regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date of this prospectus supplement. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.

For purposes of this description, a “non-U.S. holder” is a beneficial owner of shares of our common stock that, for United States federal income tax purposes, is not:

•	a citizen or resident of the United States;

•	a partnership or corporation created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if such trust validly elects to be treated as a United States person for United States federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner should consult its tax advisor as to its tax consequences.

You should consult your own tax advisor with respect to the United States federal, state, local and foreign tax consequences of acquiring, owning or disposing of shares of our common stock.

Distributions

Generally, but subject to the discussions below under “Status as United States Real Property Holding Corporation” and “Backup Withholding Tax and Information Reporting Requirements,” if you are a non-U.S. holder, distributions of cash or property (other than shares of our common stock, if any, distributed pro rata to all our shareholders) paid to you will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable United States income tax treaty. In order to obtain the benefit of any applicable United States income tax treaty, you will have to file certain forms (e.g., Form W-8BEN). Such forms generally would contain your name and address and a certification that you are eligible for the benefits of such treaty. In addition, to the extent there is no “established financial market” for our shares within the meaning of applicable Treasury regulations, you would be required to furnish its Taxpayer Identification Number.

Except as may be otherwise provided in an applicable United States income tax treaty, if you are a non-U.S. holder and conduct a trade or business within the United States, you generally will be taxed at ordinary United States federal income tax rates (on a net income basis) on dividends that are effectively connected with the conduct of such trade or business and such dividends will not be subject to the withholding described above. If you are a foreign corporation, you may also be subject to a 30% “branch profits tax” unless you qualify for a lower rate under an applicable United States income tax treaty. To claim an exemption from withholding because the income is effectively connected with a United States trade or business, you must provide a properly executed Form W-8ECI (or such successor form as the Internal Revenue Service designates) prior to the payment of dividends.

Sale or Exchange of Our Shares

Generally, but subject to the discussions below under “Status as United States Real Property Holding Corporation” and “Backup Withholding Tax and Information Reporting Requirements,” if you are a non-U.S. holder, you will not be subject to United States federal income or withholding tax on any gain realized on the sale or exchange of our shares unless (1) such gain is effectively connected with your conduct of a trade or business in the United States or (2) if you are an individual, you are present in the United States for 183 days or more in the taxable year of such sale or exchange and certain other conditions are met.

Status as United States Real Property Holding Corporation

We believe that we may be considered a U.S. real property holding corporation within the meaning of the Code, although we are still analyzing the impact of the acquisitions of Franco-Nevada Mining Corporation Limited and Normandy Mining Limited. If we are considered a U.S. real property holding corporation, even if you are not a United States person as defined in the Code and lack other connections with the United States, you may be subject to a tax on any gain realized on the disposition of shares of our common stock if at the time of the disposition our common stock is not regularly traded on an established securities market. You also may be subject to a withholding tax on the proceeds from the disposition of the shares of our common stock. Currently, our common stock is regularly traded on an established securities market and, therefore, the tax and the withholding tax described above would not apply to a disposition of shares, except as provided below. The tax described above would apply to the disposition by you of shares of our common stock even though our common stock is regularly traded on an established securities market if you are a non-U.S. person who actually or constructively beneficially owns more than 5% of the total fair market value of all outstanding shares of our common stock at any time during the five year period immediately preceding the disposition. The withholding tax described above, however, would not apply to the disposition, except in certain circumstances.

Federal Estate Tax

Shares of our common stock held by an individual who at his or her date of death is not a citizen or resident of the United States generally will be subject to U.S. federal estate tax.

Backup Withholding Tax and Information Reporting Requirements

United States backup withholding tax and information reporting requirements generally apply to certain payments to certain noncorporate holders of shares of our common stock.

If you are not a United States person, however, under current Treasury regulations, backup withholding will not apply to distributions on shares of our common stock to you, provided that we have received valid certifications meeting the requirements of the Code and neither we nor the payor has actual knowledge or reason to know that you are a United States person for purposes of such backup withholding tax requirements.

If provided by a beneficial owner, the certification must give the name and address of such owner, state that such owner is not a United States person, or, in the case of an individual, that such person is neither a citizen or resident of the United States, and must be signed by the owner under penalties of perjury. If provided by a financial institution, other than a financial institution that is a qualified intermediary, the certification must state that the financial institution has received from the beneficial owner the certificate set forth in the preceding sentence, set forth the information contained in such certificate (and include a copy of such certificate), and be signed by an authorized representative of the financial institution under penalties of perjury. Generally, the furnishing of the names of the beneficial owners of our shares that are not United States persons and a copy of such beneficial owner’s certificate by a financial institution will not be required where the financial institution is a qualified intermediary. Moreover, a payor may rely on a certification provided by a payee that is not a United States person only if such payor does not have actual knowledge or a reason to know that any information or certification stated in such certificate is incorrect.

In the case of such payments made to a foreign simple trust, a foreign grantor trust or a foreign partnership, other than payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that qualifies as a “withholding foreign trust” or a “withholding foreign partnership” within the meaning of such United States Treasury Regulations and payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that are effectively connected with the conduct of a trade or business in the United States, the beneficiaries of the foreign simple trust, the persons treated as the owners of the foreign grantor trust or the partners of the foreign partnership, as the case may be, will be required to provide the certification discussed above in order to establish an exemption from backup withholding tax and information reporting requirements.

You should consult your own tax advisor concerning the tax consequences of the acquisition, ownership and disposition of shares of our common stock.

UNDERWRITING

J.P. Morgan Securities Inc. and UBS Securities LLC are the representatives of the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters named below, through their representatives, the following respective number of shares of common stock:

Name	Number of shares
J.P. Morgan Securities Inc.
UBS Securities LLC
Bear, Stearns & Co. Inc.
CIBC World Markets Corp.
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
NBF Securities (USA) Corp.
RBC Dain Rauscher Inc.
Scotia Capital (USA) Inc.
Griffiths McBurney & Partners Corp.

Total	20,000,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel and the independent auditors. The underwriters are committed to purchase all the shares of common stock offered by us, other than those shares covered by the over-allotment option described below, if they purchase any of shares of common stock.

The following table shows the per share and total underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional shares of common stock from us:

Underwriting discounts and commissions

	Without over-allotment exercise	With over-allotment exercise
Per share	$	$
Total	$	$

We estimate that the total expenses of this offering, excluding underwriting discounts and commissions payable by us, will be approximately $    .

The underwriters initially propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $     per share. The underwriters may allow, and such dealers may reallow, a concession not in excess of $     per share to certain other dealers. After the initial offering of the shares, the underwriters may change the offering price and other selling terms.

We have granted to the underwriters an option, exercisable no later than 30 days after the date of this prospectus supplement, to purchase up to 2,000,000 additional shares of common stock from us at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. To the extent that the underwriters exercise this option, each underwriter will have a firm commitment to purchase approximately the same percentage thereof which the number of shares of common stock to be purchased by it is shown in the table above bears to the total number of shares of common stock offered hereby. The underwriters may exercise the option only to cover over-allotments, if any, made in connection with this offering.

The offering of the shares of common stock is made for delivery when, as and if accepted by the underwriters and subject to prior sale and to withdrawal, cancellation or modification of this offering without notice. The underwriters reserve the right to reject an order for the purchase of shares of common stock in whole or in part.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of these liabilities.

We, subject to certain limited exceptions, have agreed not to, without the prior written consent of J.P. Morgan Securities Inc. and UBS Securities LLC, sell or otherwise dispose of any shares of our capital stock, options or warrants to acquire shares of our capital stock or securities exchangeable for or convertible into shares of our capital stock for a period of 45 days after the date of this prospectus supplement. Our directors and executive officers, subject to certain limited exceptions, have agreed not to without the prior written consent of J.P. Morgan Securities Inc. and UBS Securities LLC, sell or otherwise dispose of any shares of our capital stock, options or warrants to acquire shares of our capital stock or securities exchangeable for or convertible into shares of our capital stock for a period of 45 days after the date of this prospectus supplement.

Persons participating in the offering may engage in transactions, including over-allotments, syndicate covering transactions, stabilizing bids, or imposition of penalty bids, that may have the effect of stabilizing or maintaining above, or otherwise affecting the market price of shares of common stock at a level from that which might otherwise prevail in the open market.

A syndicate covering transaction is a bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a syndicate short position incurred by the underwriters in connection with this offering. The underwriters may create a syndicate short position by making short sales of shares of common stock and may purchase shares of common stock on the open market to cover syndicate short positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering. Short sales can be either covered or naked. Covered short sales are sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares from us in this offering. Naked short sales are sales in excess of the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of shares of common stock in the open market after pricing that could adversely affect investors who purchase in this offering. If the underwriters create a syndicate short position, they may choose to reduce or cover this position by either exercising all or part of the over-allotment option to purchase additional shares of common stock from us or by engaging in syndicate covering transactions. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. The underwriters must close out any naked short position by purchasing securities in the open market. In determining the source of shares of common stock to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option.

A stabilizing bid is a bid for or the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of shares of common stock. A penalty bid is an arrangement that permits the representatives to reclaim the selling concession from an underwriter or a syndicate member for shares of common stock purchased by the underwriters in a syndicate covering transaction and therefore have not been effectively placed by the underwriter or syndicate member.

These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time. Similar to other purchase activities, these activities may have the effect of preventing or retarding a decline in the market price of shares of our common stock. As a result, the price of shares of our common stock may be higher than the price that might otherwise exist in the open market.

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters and may be distributed electronically by certain of the underwriters or securities dealers. The representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. The representatives will allocate shares to underwriters that may make Internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders.

The offering and sale of shares of our common stock in Canada will be made only pursuant to a prospectus filed with the securities regulatory authorities in each province where offering and sales of the shares of our common stock will be made.

Each underwriter has represented, warranted and agreed that it:

•	has not offered or sold and, prior to the expiry of a period of six months from the closing date of the offering, will not offer or sell any shares of our common stock to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

•	has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any shares of our common stock in circumstances in which section 21(1) of the FSMA does not apply to us; and

•	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares/equity units in, from or otherwise involving the United Kingdom.

In the ordinary course of business, the underwriters and their affiliates have provided financial advisory, investment banking and general financing and banking services for us and our affiliates for customary fees.

VALIDITY OF COMMON STOCK

The validity of the shares of common stock will be passed upon for us by White & Case LLP, New York, New York, and for the underwriters by Sullivan & Cromwell LLP, New York, New York.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and the accompanying prospectus, including information incorporated by reference, are “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided for under these sections. For additional information regarding “forward-looking” statements, see our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003 which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from our web site at http://www.newmont.com or from the SEC’s web site at http://www.sec.gov. The information on our website is not incorporated by reference into and is not made a part of this prospectus supplement and the accompanying prospectus. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities that may be offered by this prospectus supplement and the accompanying prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2002 (as amended by an Annual Report on Form 10-K/A filed on October 24, 2003);

•	Annual Report of Form 10-K/A for the year ended December 31, 2001 filed on March 20, 2003;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 (as amended by a Quarterly Report on Form 10-Q/A filed on October 24, 2003), June 20, 2003 (as amended by a Quarterly Report on Form 10-Q/A filed on October 24, 2003) and September 30, 2003;

•	Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 each filed on April 11, 2003;

•	Current Report on Form 8-K filed on April 22, 2003;

•	Current Report on Form 8-K/A filed on April 15, 2003 amending Current Report on Form 8-K filed on March 1, 2002 and subsequently amended on April 16, 2002; and

•	The description of our common stock contained in our registration statement on Form 8-A for our common stock filed under the Securities Exchange Act of 1934 including any amendment or report filed for the purpose of updating that description.

You may request a copy of these documents at no cost to you, by writing or telephoning us as follows:

Newmont Mining Corporation

1700 Lincoln Street

Denver, Colorado 80203

Attn: Office of the Secretary

(303) 863-7414

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the securities described in this prospectus supplement and the accompanying prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

NEWMONT MINING CORPORATION

          We may offer by this prospectus the following securities for sale:

                              o         Common Stock

                              o         Preferred Stock

                              o         Warrants to purchase Common Stock

                              o         Senior Debt Securities guaranteed by our
                                        subsidiary, Newmont USA Limited

                              o         Subordinated Debt Securities  guaranteed
                                        by our subsidiary, Newmont USA Limited

                              o         Warrants to purchase Debt Securities

We will provide the specific terms of the securities that we are offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

See "Risk Factors" beginning on page 4 regarding factors you should consider before purchasing the securities being offered.

Neither  the  Securities  and  Exchange  Commission  nor  any  state  securities commission has approved or disapproved of the securities  that may be offered by this prospectus or have determined that this prospectus is truthful or complete.
Any representation to the contrary is a criminal offense.

This prospectus is dated October 31, 2003.

The information contained in this prospectus is not complete and may be changed.
We may not sell these securities until the registration statement filed with the
Securites and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                -----------------

                                      -2-

                              ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. The shelf process allows us to sell or otherwise offer any combination of the securities described in this prospectus in one or more offerings up to a total offering price of
$1,000,000,000. All references to "dollars" or "$" in this prospectus refer to
United States currency unless otherwise specified.

          This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement with specific information about the terms of the securities. The prospectus supplement may also update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

                           NEWMONT MINING CORPORATION
Background

          Newmont Mining Corporation's original predecessor corporation was incorporated in 1921 under the laws of Delaware. On February 13, 2002, at a special meeting of the stockholders of Newmont Mining Corporation, the stockholders approved adoption of an Agreement and Plan of Merger that provided for a restructuring of Newmont Mining Corporation to facilitate the February
2002 acquisitions described below and to create a more flexible corporate structure. Newmont Mining Corporation merged with an indirect, wholly-owned subsidiary, which resulted in Newmont Mining Corporation becoming a direct wholly-owned subsidiary of a new holding company. Newmont Mining Corporation was renamed Newmont USA Limited and the new holding company was renamed Newmont
Mining Corporation. There was no impact to the consolidated financial statements of Newmont Mining Corporation as a result of this restructuring and former stockholders of Newmont Mining Corporation became stockholders of the new holding company. In this prospectus, "Newmont Mining," "we," "our" and "us"
refer to Newmont Mining Corporation and/ or our affiliates and subsidiaries.

          On February 16, 2002, Newmont Mining completed the acquisition of
Franco-Nevada Mining Corporation Limited, a Canadian company, pursuant to a Plan of Arrangement. As a result, Franco-Nevada became a subsidiary of Newmont Mining and subsequently changed its name to Newmont Mining Corporation of Canada
Limited. On February 20, 2002, Newmont Mining gained control of Normandy Mining
Limited, an Australian company, through an off-market bid for all of the ordinary shares of Normandy. On February 26, 2002, when Newmont Mining's off-market bid for Normandy expired, Newmont Mining had a relevant interest in more than 96% of Normandy's outstanding shares. Subsequently, Newmont exercised its compulsory acquisition rights under Australian law to acquire all of the shares of Normandy.

Newmont Mining and Newmont USA

          We are engaged in the production of gold, the exploration for gold and the acquisition and development of gold properties worldwide. We produce gold from operations in North America, South America, Australia, New Zealand,
Indonesia, Uzbekistan and Turkey. We are also engaged in the production of, and exploration for, silver, copper and zinc.

          As a result of the restructuring described above, Newmont USA is a subsidiary of Newmont Mining. The operations of Newmont USA and its subsidiaries consist primarily of those of Newmont Mining Corporation and its subsidiaries prior to the February 2002 acquisitions referred to above.

          Newmont Mining is primarily a holding company and has no material operations, sources of income or assets other than our equity interest in our subsidiaries. Because substantially all of our operations are conducted by our subsidiaries, our operating cash flow and our ability to service our indebtedness, including any debt securities that may be issued pursuant to this prospectus, depends upon the cash flow of our subsidiaries and their ability to make transfers to us in the form of loans, dividends or otherwise. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due pursuant to such debt securities, other than Newmont USA through its

                                      -3-

guarantees of such debt securities, or to make any funds available for that purpose in the form of dividends, interest, loans, advances or other payments.
If we cannot obtain sufficient funds from our subsidiaries, we may not be able to meet our obligations on the debt securities that may be issued pursuant to this prospectus.

          Newmont Mining's right and the ability of holders of its securities to participate in any distribution of assets of Newmont USA or any other subsidiary of Newmont Mining upon its liquidation or reorganization are subject to the prior claims of creditors of Newmont USA or such other subsidiary, as the case may be. Such claims may include claims by holders of debt of Newmont USA or such other subsidiary, as the case may be, and claims by creditors in the ordinary course of business.

          Newmont Mining's and Newmont USA's principal executive offices are located at 1700 Lincoln Street, Denver, Colorado 80203. Our telephone number is
(303) 863-7414.

                                  RISK FACTORS

         Investment in our securities is subject to risks and uncertainties.

         Every investor or potential investor in Newmont should carefully consider the risks that are set forth below, which have been separated into two groups:

          o    risks related to the gold mining industry generally; and

          o    risks related to our operations.

          Other risks may be subsequently identified and the risk factors set forth below may be modified or updated in documents that we file subsequent to the date of this prospectus with the SEC which are incorporated by reference into this prospectus, as described in "Where You Can Find More Information.

Risks Related to the Gold Mining Industry Generally

          A Substantial or Extended Decline in Gold Prices Would Have a Material
Adverse Effect on Newmont

          Our business is extremely dependent on the price of gold, which is affected by numerous factors beyond our control. Factors tending to put downward pressure on the price of gold include:

          o    sales or leasing of gold by governments and central banks;

          o    a low rate of inflation and a strong U.S. dollar;

          o    global and regional recession or reduced economic activity;

          o    speculative trading;

          o    decreased perception of geopolitical or economic risk;

          o    decreased demand for gold for industrial uses, use in jewelry, and investment;

          o    high supply of gold from production, disinvestment, and scrap and hedging;

          o    sales by gold producers in forward transactions and other hedging transactions; and

                                      -4-

          o    devaluing local currencies (relative to gold priced in U.S.
               dollars) leading to lower production costs and higher production in certain major gold-producing regions.

          Any drop in the price of gold adversely impacts our revenues, profits and cash flows, particularly in light of our "no-hedging" philosophy. We have recorded asset writedowns in recent years as a result of a sustained period of low gold prices. We may experience additional asset impairments as a result of low gold prices in the future.

          In addition, sustained low gold prices can:

          o reduce revenues further by production cutbacks due to cessation of the mining of deposits or portions of deposits that have become uneconomic at the then-prevailing gold price;

          o halt or delay the development of new projects;

          o reduce funds available for exploration, with the result that depleted reserves are not replaced; and

          o reduce existing reserves, by removing ores from reserves that cannot be economically mined or treated at prevailing prices.

          Also see the discussion of "Gold Price" in Item 1, "Business" in our
Annual Report on Form 10-K for our most recently completed fiscal year.

          Gold Producers Must Continually Obtain Additional Reserves

          Gold producers must continually replace gold reserves depleted by production. Depleted reserves must be replaced by expanding known ore bodies or by locating new deposits in order for gold producers to maintain production levels over the long term. Gold exploration is highly speculative in nature, involves many risks and frequently is unproductive. No assurances can be given that any of our new or ongoing exploration programs will result in new mineral producing operations. Once mineralization is discovered, it may take many years from the initial phases of drilling until production is possible, during which time the economic feasibility of production may change. As a result, reserves may decline as gold is produced if they are not adequately replaced.

          Estimates of Proven and Probable Reserves are Uncertain

          Estimates of proven and probable reserves are subject to considerable uncertainty. Such estimates are, to a large extent, based on interpretations of geologic data obtained from drill holes and other sampling techniques. Gold producers use feasibility studies to derive estimates of cash operating costs based upon anticipated tonnage and grades of ore to be mined and processed, the predicted configuration of the ore body, expected recovery rates of metals from the ore, comparable facility, equipment, and operating costs, and other factors.
Actual cash operating costs and economic returns on projects may differ significantly from original estimates. Further, it may take many years from the initial phase of drilling before production is possible and, during that time, the economic feasibility of exploiting a discovery may change.

          Increased Costs Could Affect Profitability

          The total cash costs at any particular mining location are frequently subject to great variation from one year to the next due to a number of factors, such as changing ore grade, metallurgy and mining activities in response to the physical shape and location of the ore body. In addition, cash costs are affected by the price of commodities such as fuel and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production at certain operations less profitable. A material increase in costs at any one location could have a significant effect on our profitability.

          Mining Accidents or Other Adverse Events at a Mining Location Could
          Reduce Our Production Levels

          At any of our operations, production may fall below historic or estimated levels as a result of mining accidents such as a pit wall failure in an open pit mine, or cave-ins or flooding at underground mines. In addition, production may be unexpectedly reduced at a location if, during the course of mining, unfavorable ground conditions or seismic activity are encountered; ore grades are lower than expected; the physical or metallurgical characteristics of the ore are less amenable to mining or treatment than expected; or our equipment, processes or facilities fail to operate properly or as expected.

          The Use of Hedging Instruments May Prevent Gains Being Realized from
          Subsequent Price Increases

          Consistent with our "no-hedging" philosophy, we do not intend to enter into new material gold hedging positions and we intend to decrease our hedge positions over time by opportunistically delivering gold into our existing hedge contracts, and by seeking to unwind our hedge positions when economically attractive. Nonetheless, we currently have gold hedging positions. If the gold price rises above the price at which future production has been committed under these hedge instruments, we will have an opportunity loss. However, if the gold price falls below that committed price, our revenues will be protected to the extent of such committed production. In addition, we may experience losses if a hedge counterparty defaults under a contract when the contract price exceeds the gold price.

          For a more detailed description of our hedge positions, see the discussion in "Hedging" in Item 7A, "Quantitative and Qualitative Disclosures
About Market Risks" in our Annual Report on Form 10-K for our most recently completed fiscal year.

          Currency Fluctuations May Affect the Costs that Newmont Incurs

          Currency fluctuations may affect the costs that we incur at our operations. Gold is sold throughout the world based principally on the U.S.
dollar price, but a portion of our operating expenses are incurred in local currencies. The appreciation of non-U.S. dollar currencies against the U.S.
dollar can increase the costs of gold production in U.S. dollar terms at mines located outside the United States, making such mines less profitable. The currencies which primarily impact our results of operations are the Canadian and
Australian dollars.

          During 2002, the Canadian and Australian dollars strengthened by an average of 1% and 5%, respectively, against the U.S. dollar. This increased U.S.
dollar reported operating costs in Canada and Australia by approximately $1.0 million and $18.3 million, respectively.

          For a more detailed description of how currency exchange rates may affect costs, see the discussion in "Foreign Currency Exchange Rates" in Item 7,
"Management's Discussion and Analysis of Consolidated Financial Condition and
Results of Operations" in our Annual Report on Form 10-K for our most recently completed fiscal year.

          Gold Mining Companies are Subject to Extensive Environmental Laws and
          Regulations

          Our exploration, mining and processing operations are regulated in all countries in which we operate under various federal, state, provincial and local laws and regulations relating to the protection of the environment, which generally include air and water quality, hazardous waste management and reclamation. Furthermore, these laws and regulations are continually changing and are generally becoming more restrictive. We have made, and expect to make in the future, expenditures to comply with such laws and regulations, but we cannot predict the amount of such future expenditures. Estimated future reclamation costs are based principally on legal and regulatory requirements. The regulatory environment in which we operate could change in ways that would substantially increase our costs to achieve compliance. Delays in obtaining or failure to obtain government permits and approvals or significant changes in regulation could have a material adverse effect on our operations or financial position.

         In addition, we are involved in several matters concerning environmental obligations associated with former mining activities. Generally, these matters concern developing and implementing remediation plans at the

                                      -6-

various sites involved. We cannot predict the ultimate resolution of these matters and we may not have sufficient reserves to cover any liabilities.

          For additional information on our potential environmental liabilities, see the notes to our Consolidated Financial Statements contained in our Annual
Report on Form 10-K for our most recently completed fiscal year and any subsequent Quarterly Report on Form 10-Q for our most recently completed fiscal quarter.

Risks Related to Newmont Operations

          Certain Factors Outside of Our Control May Affect Our Ability to
          Support the Carrying Value of Goodwill

          At December 31, 2002, the carrying value of our goodwill was approximately $3.0 billion or 30% of our total assets. Such goodwill has been assigned to our Merchant Banking Segment ($1.6 billion) and Exploration Segment
($1.1 billion), and to various mine site reporting units ($300 million in the aggregate). As further described in our Annual Report on Form 10-K for our most recently completed fiscal year under "Critical Accounting Policies" in Item 7,
"Management's Discussion and Analysis of Consolidated Financial Condition and
Results of Operations" and in Note 3 to the Consolidated Financial Statements,
this goodwill arose in connection with our February 15, 2002 acquisition of
Normandy and Franco-Nevada, and it represents the excess of the aggregate purchase price over the fair value of the identifiable net assets of Normandy and Franco-Nevada as measured at February 15, 2002. Such goodwill was assigned to reporting units based on independent appraisals performed by Behre Dolbear &
Company, Inc., a mineral industry consulting firm ("Behre Dolbear"). We evaluate, on at least an annual basis, the carrying amount of goodwill to determine whether current events and circumstances indicate that such carrying amount may no longer be recoverable. This evaluation involves a comparison of the fair value of our reporting units to their carrying values. The fair values of the applicable reporting units are based in part on certain factors that may be partially or completely outside of our control, such as the investing environment, the discovery of proven and probable reserves, commodity prices and other factors. In addition, we may not be able to easily replicate some of the assumptions underlying the Merchant Banking and Exploration Segment February 15,
2002 appraisals, even though these assumptions were based on historical experience and we consider these assumptions to be reasonable under the circumstances. With respect to the Merchant Banking Segment, these assumptions included (i) an initial investment of $300 million; (ii) additional annual investments of $50 million commencing in year two (2003) of a seven-year time horizon; (iii) an average long-term after-tax return of 37.3%; (iv) the immediate reinvestment of average annual returns; and (v) discount rates ranging from 8% to 9%. With respect to the Exploration Segment, these assumptions included (i) 1.6 million recoverable ounces of additions to proven and probable reserves through new discoveries in the first year following the acquisition;
(ii) an annual growth rate for such reserve additions of 23.1% over a ten-year period; (iii) a fair value for each recoverable ounce of reserve additions of approximately $58; and (iv) a discount rate of 15%.

          Our assumptions set forth above are subject to risks and
uncertainties. In the absence of any mitigating valuation factors, our failure to achieve one or more of the February 15, 2002 appraisal assumptions will over time result in an impairment charge. Accordingly, we cannot give you any assurance that significant non-cash impairment losses will not be recorded in the future due to possible declines in the fair values of our reporting units.
For a more detailed description of the estimates, assumptions and related risks involved in assessing the recoverability of the carrying value of goodwill, see the discussion under "Critical Accounting Policies" in Item 7, "Management's
Discussion and Analysis of Consolidated Financial Condition and Results of
Operations" in our Annual Report on Form 10-K for our most recently completed fiscal year.

          Our Level of Indebtedness May Affect Our Business

          As a result of our acquisitions, our level of indebtedness has increased, although net indebtedness is a smaller percentage of our total capitalization than it was prior to the acquisitions. As of September 30, 2003, our debt was $1.4 billion. This level of indebtedness could have important consequences for our operations, including:

                                      -7-

          o We may need to use a large portion of our cash flow to repay principal and pay interest on our debt, which will reduce the amount of funds available to finance our operations and other business activities;

          o Our debt level may make us vulnerable to economic downturns and adverse developments in our businesses and markets; and

          o Our debt level may limit our ability to pursue other business opportunities, borrow money for operations or capital expenditures in the future or implement our business strategy.

          We expect to obtain the funds to pay our expenses and to pay principal and interest on our debt by utilizing cash flow from operations. Our ability to meet these payment obligations will depend on our future financial performance, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions in the markets in which we operate. We cannot be certain that our future cash flow from operations will be sufficient to allow us to pay principal and interest on our debt and meet our other obligations. If cash flow from operations is insufficient, we may be required to refinance all or part of our existing debt, sell assets, borrow more money or issue additional equity. We cannot be sure that we will be able to do so on commercially reasonable terms, if at all.

          Our Operations Outside North America and Australia are Subject to the
          Risks of Doing Business Abroad

          Exploration, development and production activities outside of North
America and Australia are potentially subject to political and economic risks, including:

          o cancellation or renegotiation of contracts;

          o disadvantages of competing against companies from countries that are not subject to U.S. laws and regulations, including the Foreign Corrupt
     Practices Act;

          o changes in foreign laws or regulations;

          o changes in tax laws;

          o royalty and tax increases or claims by governmental entities, including retroactive claims;

          o expropriation or nationalization of property;

          o currency fluctuations (particularly in countries with high inflation);

          o foreign exchange controls;

          o restrictions on the ability of local operating companies to sell gold offshore for U.S. dollars, and on the ability of such companies to hold U.S. dollars or other foreign currencies in offshore bank accounts;

          o import and export regulations, including restrictions on the export of gold;

          o restrictions on the ability to pay dividends offshore;

          o environmental controls;

          o risks of loss due to civil strife, acts of war, guerrilla activities, insurrection and terrorism; and

                                      -8-

          o other  risks  arising out of foreign  sovereignty  over the areas in which our operations are conducted.

          Consequently, our exploration, development, and production activities outside of North America and Australia may be substantially affected by factors beyond our control, any of which could materially adversely affect our financial position or results of operations. Furthermore, in the event of a dispute arising from such activities, we may be subject to the exclusive jurisdiction of courts outside North America or Australia or may not be successful in subjecting persons to the jurisdiction of the courts in North America or Australia, which could adversely affect the outcome of a dispute.

          We have substantial investments in Indonesia, a nation that since 1997 has undergone financial crises and devaluation of its currency, outbreaks of political and religious violence, changes in national leadership, and the secession of East Timor, one of its former provinces. Despite democratic elections in 1999, a change in government occurred in late July 2001, and civil unrest, independence movements, and tensions between the civilian government and the military continue. These problems heighten the risk of abrupt changes in the national policy toward foreign investors, which in turn could result in unilateral modification of concessions or contracts, increased taxation, or expropriation of assets. If this were to occur with respect to our Contracts of
Work, our financial condition and results of operations could be materially adversely affected.

          During the last two years, Minera Yanacocha, of which we own a 51.35%
interest, has been the target of numerous local political protests, including ones that blocked the road between the Yanacocha mine complex and the city of
Cajamarca in Peru. We cannot predict whether these incidents will continue, nor can we predict the government's continuing positions on foreign investment, mining concessions, land tenure, environmental regulation or taxation. The continuation or intensification of protests or a change in prior governmental positions could adversely affect our operations in Peru.

          Recent violence reportedly committed by radical elements in Indonesia and other countries, and the presence of U.S. forces in Iraq and Afghanistan may increase the risk that operations owned by U.S. companies will be the target of further violence. If any of our operations were so targeted, it could have an adverse effect on our business.

          Remediation Costs for Federal Superfund Law Liabilities May Exceed the
          Provisions We Have Made

          We have conducted extensive work at two inactive sites in the United
States. At one of these sites, remediation requirements have not been finally determined, and, therefore, the final cost cannot be estimated. At a third site in the United States, an inactive uranium mine and mill formerly operated by one of our subsidiaries, remediation work at the mill is ongoing, but remediation at the mine is subject to dispute and has not yet commenced. The environmental standards that may ultimately be imposed at this site as a whole remain uncertain and there is a risk that the costs of remediation may exceed the provision our subsidiary has made for such remediation by a material amount.

          Whenever a previously unrecognized remediation liability becomes known or a previously estimated cost is increased, the amount of that liability or additional cost is expensed and this can materially reduce net income in that period.

          Occurrence of Events for Which We are Not Insured May Affect Our Cash
          Flow and Overall Profitability

          We maintain insurance to protect ourselves against certain risks related to our operations. This insurance is maintained in amounts that we believe to be reasonable depending upon the circumstances surrounding each identified risk. However, we may elect not to have insurance for certain risks because of the high premiums associated with insuring those risks or for various other reasons; in other cases, insurance may not be available for certain risks.
Some concern always exists with respect to investments in parts of the world where civil unrest, war, nationalist movements, political violence or economic crisis are possible. These countries may also pose heightened risks of expropriation of assets, business interruption, increased taxation and a unilateral modification of concessions

                                      -9-

and contracts. We do not maintain insurance against political risk. Occurrence of events for which we are not insured may affect our cash flow and overall profitability.

          Our Business Depends on Good Relations with Our Employees

          We may experience difficulties in integrating labor policies, practices, and strategies with our acquired subsidiaries. In addition, problems with or changes affecting employees of one subsidiary may affect relations with employees of other subsidiaries.

          At December 31, 2002, unions represented approximately 37% of our worldwide work force. On that date, we had 958 employees at our Carlin, Nevada operations, 244 employees in Canada at our Golden Giant operation, 3,446 employees in Indonesia at our Batu Hijau operations, 47 employees in New Zealand at our Martha operation, 351 employees in Bolivia at our Kori Kollo operation, and 494 employees in Australia at our Golden Grove, Pajingo, Tanami and Yandal
operations combined, working under a collective bargaining agreement or similar labor agreement.

          Currently there are labor agreements in effect for all of these workers except those in Carlin, Nevada. The Operating Engineers Local Union No.
3 of the International Union of Operating Engineers, AFL-CIO is the bargaining agent for these employees. The Carlin labor agreement expired on September 30,
2002. We are currently in negotiations with the union to reach an acceptable contract, but also have developed contingency plans in case of a work stoppage or strike. We cannot predict when or if we will reach an agreement with the union. If no such agreement is reached or if the negotiations take an excessive amount of time, there may be a heightened risk of a prolonged work stoppage.

          Our Earnings also Could be Affected by the Prices for Other
          Commodities

          Our revenues and earnings also could be affected by the prices of other commodities such as copper and zinc, although to a lesser extent than by the price of gold. The prices of copper and zinc are affected by numerous factors beyond our control. For more information, see the discussion under
"Copper and Zinc" in Item 1, "Business" and the discussion under Item 2,
"Properties" in our Annual Report on Form 10-K for our most recently completed fiscal year.

          Title to Some of Our Properties May Be Defective or Challenged

          Although we have conducted title reviews of our properties, title review does not necessarily preclude third parties from challenging our title.
While we believe that we have satisfactory title to our properties, some risk exists that some titles may be defective or subject to challenge. In addition, some of our Australian properties could be subject to native title or traditional landowner claims, but these claims would not deprive us of the properties. For information regarding native title or traditional landowner claims, see the discussion under the Australia section of Item 2, "Properties"
in our Annual Report on Form 10-K for our most recently completed fiscal year.

          We Compete With Other Mining Companies

          We compete with other mining companies to attract and retain key executives and other employees with technical skills and experience in the mining industry. We also compete with other mining companies for rights to mine properties containing gold and other minerals. There can be no assurance that we will continue to attract and retain skilled and experience employees, or to acquire additional rights to mine properties.

          Our Anti-Takeover Provisions Could Limit Amounts Offered in a Takeover

          Article Ninth of our certificate of incorporation and our rights agreement may make it more difficult for various corporations, entities or persons to acquire control of us or to remove management. Article Ninth of our

                                      -10-

certificate of incorporation requires us to obtain the approval of holders of
80% of all classes of our capital stock who are entitled to vote in the election of directors, voting together as one class, to enter into certain types of transactions generally associated with takeovers, unless our Board of Directors approves the transaction before the other corporation, entity or person acquires
10% or more of our outstanding shares. In addition, the Board has declared a dividend of one preferred share purchase right for each outstanding share of our common stock under a rights agreement, dated as of February 13, 2002, between
Newmont Mining and Mellon Investor Services LLC, as the rights agent. The rights agreement, in effect, imposes a significant penalty upon any person or group that acquires 15% or more of our outstanding common stock without the approval of the Board. While the anti-takeover provisions protect stockholders from coercive or otherwise unfair takeover tactics, they may also limit the premium over market price available to holders of common stock in a takeover situation.

                                 USE OF PROCEEDS

          Unless we state otherwise in a prospectus supplement, the net proceeds from the sale of any securities will be used for general corporate purposes including the repayment of debt, acquisitions, additions to working capital and capital expenditures.

          RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

          The following table contains our ratios of earnings to fixed charges for the periods indicated. Earnings in 2001, 1999 and 1998 were inadequate to cover fixed charges with a deficiency of $43.8 million for 2001, $75.1 million for 1999 and $689.7 million for 1998.

                                              Year ended December 31,
             Six months ended
               June 30, 2003          2002     2001     2000     1999    1998
               -------------          ----     ----     ----     ----    ----

                    9.2               2.86      ---     1.40     ---     ---

          The following table contains our ratios of earnings to fixed charges and preferred stock dividends for the periods indicated. Earnings in 2001, 1999 and 1998 were inadequate to cover fixed charges and preferred stock dividends with a deficiency of $66.8 million for 2001, $98.1 million for 1999 and $712.7 million for 1998.

                                              Year ended December 31,
            Six months ended
             June 30, 2003(1)       2002(1)    2001     2000     1999    1998
             ----------------       -------    ----     ----     ----    ----

                   9.2               2.78       ---     1.20     ---     ---

(1) On May 15, 2002, we redeemed all issued and outstanding shares of our $3.25 convertible preferred stock. This redemption eliminated $7.5 million of annual preferred stock dividends prospectively. Because we have had no preferred stock outstanding since May 15, 2002, except for our special voting stock which has no right to receive dividends, our ratio of earnings to fixed charges and preferred stock dividends for the six months ended June 30, 2003 is the same as our ratio of earnings to fixed charges for the same period.

          For the purposes of these tables, fixed charges are calculated by adding the following:

          o    interest expensed and capitalized,

          o    amortized premiums, discounts and capitalized expenses related to indebtedness,

                                      -11-

          o    an estimate of the interest within rental expense and

          o    preferred stock dividend requirements of consolidated
               subsidiaries, if any.

          For purposes of these tables, earnings are calculated by adding:

          o    pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees,

          o    fixed charges,

          o    amortization of capitalized interest,

          o    distributed income of equity investees and

          o    our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges

          o    and then subtracting:

          o    capitalized interest,

          o    preferred stock dividend requirements of consolidated
               subsidiaries, if any, and

          o    minority interests in pre-tax income of subsidiaries that have not incurred fixed charges.

The term "equity investees" means investments that we account for using the equity method of accounting. The term "preferred stock dividend" means the amount of pre-tax earnings that is required to pay the dividends on outstanding preferred stock.

                        DESCRIPTION OF OUR CAPITAL STOCK

          The rights of our stockholders will be governed by Delaware law, our certificate of incorporation and our by-laws. The following is a summary of the material terms of our capital stock. For additional information regarding our capital stock, please refer to the applicable provisions of Delaware law, our certificate of incorporation and by-laws and the rights agreement, dated as of
February 13, 2002, between us and Mellon Investor Services LLC, as rights agent, relating to rights to purchase shares of our series A junior participating preferred stock. Copies of our certificate of incorporation, our by-laws and our rights agreement are exhibits to the registration statement of which this prospectus is a part.

          As of October 22, 2003, we had 755,000,000 shares of authorized capital stock. Those shares consisted of:

     o    5,000,000 shares of preferred stock, par value $5.00 per share, of which one share of special voting stock was outstanding; and

     o    750,000,000 shares of common stock, par value $1.60 per share, of which (1) 365,960,090 shares were outstanding, including shares evidenced by Australian CHESS depositary interests which represent beneficial ownership of shares of common stock of Newmont Mining on a ten-for-one basis and (2) 43,357,329 shares were issuable upon conversion of the exchangeable shares of Newmont Mining Corporation of
          Canada Limited (formerly known as Franco-Nevada Mining Corporation
          Limited), which were issued in connection with our acquisition of
          Franco-Nevada, have economic rights equivalent to those of our common stock and are exchangeable on a one-for-one basis with shares of our common stock.

          The holder of the outstanding share of special voting stock exercises the voting and other rights attached to the share as trustee for and on behalf of the registered holders of outstanding shares of the exchangeable shares.

                                      -12-

Common Stock

          The following is a summary of the terms of our common stock. For additional information regarding our common stock, please refer to our certificate of incorporation, our by-laws and the applicable provisions of
Delaware law.

Dividend Rights

          Holders of our common stock may receive dividends when, as and if declared by our Board out of funds of Newmont Mining legally available for the payment of dividends. Subject to the terms of any outstanding preferred stock, holders of our common stock may not receive dividends until we have satisfied our obligations to any holders of our preferred stock.

          As a Delaware corporation, we may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. Section 170 of the Delaware
General Corporation Law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

          Currently, we pay dividends on our common stock each quarter. The determination of the amount and timing of future dividends will be made by our
Board of Directors from time to time and will depend on our future earnings, capital requirements, financial conditions and other relevant factors.

Voting and Other Rights

          Holders of our common stock are entitled to one vote per share and, in general, a majority of votes cast with respect to a matter will be sufficient to authorize action upon routine matters.

          Holders of shares of our special voting share are entitled to vote, as a single class, together with the holders of shares of our common stock on all matters on which our stockholders are entitled to vote. The holders of record of a majority of the outstanding shares of our capital stock entitled to vote at the meeting of our stockholders must be present in person or represented by proxy at the meeting in order to constitute a quorum for all matters to come before the meeting. For purposes of determining the presence of a quorum,
"shares of our capital stock" includes shares of our common stock (including shares represented by Australian CHESS depositary interests), as well as the maximum number of shares of our common stock that the holder of the special voting share is entitled to vote at the meeting on behalf of the holders of the outstanding exchangeable shares. For additional information regarding our special voting share, please see the discussion in "-- Special Voting Stock"
beginning on page 8 of this prospectus.

          Special meetings of our stockholders may be called by our Board of
Directors or by the Chairman of the Board or by our President, and will be called by the Chairman of the Board or by our President or Secretary upon a written request stating the purposes of the proposed meeting and signed by a majority of our Board of Directors or stockholders owning at least 25% of our outstanding capital stock entitled to vote at the meeting.

          Written notice of a meeting of our stockholders is given personally or by mail, not less than 10 days nor more than 60 days before the date on which the meeting is held, to each stockholder of record entitled to vote at the meeting. The notice must state the time, place and purposes of the meeting. In the event of a special meeting called upon the written request of our stockholders, the notice will describe any business set forth in the statement of purpose in the written stockholder request, as well as any additional business that our Board of Directors proposes to be conducted at the meeting. If mailed, the notice will be sent to our stockholders at their respective addresses appearing on our stock records or to such other addresses as they may designate in writing, and will be deemed given when mailed. A waiver of any notice, signed by a stockholder before or after the time for the meeting, will be deemed equivalent to that stockholder having received the notice.

                                      -13-

          Our Board of Directors is not classified. Directors are to be elected by a plurality of those shares of our capital stock present and entitled to vote at a meeting of stockholders, and our stockholders do not have the right to cumulate their votes in the election of directors.

Liquidation

          In the event of any liquidation, dissolution or winding up of Newmont
Mining, holders of our common stock would be entitled to receive proportionately any assets legally available for distribution to our stockholders with respect to shares held by them, subject to any prior rights of the holders of any of our preferred stock then outstanding. Immediately prior to any liquidation, dissolution or winding up of Newmont Mining, all holders of exchangeable shares would become holders of our common stock pursuant to the terms of the exchangeable shares and would therefore be entitled to share ratably in any distribution to other holders of common stock.

Redemption

          Newmont Mining common stock is not redeemable or convertible.

Preferred Share Purchase Rights

          Each issued share of our common stock includes a preferred stock purchase right. See "Anti-Takeover Provisions - Stockholders Rights Plan" below.

Other Provisions

          All of the issued and outstanding shares of our common stock are validly issued, fully paid and nonassessable. Holders of our common stock have no preemptive rights with respect to any securities of Newmont Mining.

Listing

          Our common stock trades on the New York Stock Exchange under the symbol "NEM." ChaseMellon Stockholder Services, L.L.C. is the registrar, transfer agent, conversion agent and dividend disbursing agent for the common stock.

          Our common stock also trades in the form of Australian CHESS depositary interests on the Australian Stock Exchange under the symbol "NEM".

Newmont Mining CDIs

          The Newmont Mining Australian CHESS depositary interests (the "CDIs")
are units of beneficial ownership in our common stock held by CHESS Depositary
Nominees Pty Ltd. (ACN 071346506) ("CDN"), a wholly owned subsidiary of the
Australian Stock Exchange Limited (ACN 008624691). The Newmont Mining CDIs
entitle holders to dividends and other rights economically equivalent to our common stock on a ten-for-one basis, including the right to attend Newmont
Mining stockholders' meeting. The Newmont Mining CDIs are convertible at the option of the holders into our common stock on a ten-for-one basis. CDN, as the stockholder of record, will vote the underlying shares of our common stock in accordance with the directions of the CDI holders.

Preferred Stock - General

          Our preferred stock is issuable in series. Our board of directors has the power to fix various terms for each series of preferred stock, including the following:

                                      -14-

          o    voting powers,

          o    designations,

          o    preferences,

          o    the relative participating and option or other rights,

          o    qualifications, and

          o    limitations and restrictions.

Special Voting Stock

          The following is a summary of our special voting stock, which consists of a share of preferred stock with special voting rights. For additional information regarding our special voting stock, please refer to the certificate of designations setting forth the terms of the special voting stock. The certificate of designations is an exhibit to the registration statement of which this prospectus is a part.

          Computershare Trust Company of Canada, as trustee under a voting and exchange trust agreement, holds the outstanding share of special voting stock.
The holder of the special voting share exercises the voting and other rights attached to the share as trustee for and on behalf of the registered holders of the exchangeable shares of our wholly-owned subsidiary, Newmont Mining
Corporation of Canada Limited, formerly known as Franco-Nevada Mining
Corporation Limited ("Newmont Canada"). The exchangeable shares have economic rights equivalent to those of our common stock and are exchangeable on a one-for-one basis with shares of our common stock. Upon the unanimous approval of Newmont Mining's board of directors, Newmont Canada may from time to time issue additional exchangeable shares. The following is a summary description of the material provisions of the rights, privileges, restrictions and conditions attaching to the special voting share and the related exchangeable shares as they affect Newmont Mining.

Ranking

          With respect to distributions of assets upon liquidation, dissolution or winding up of Newmont Mining, the special voting share ranks (1) senior to our common stock, (2) on parity with our other preferred stock and (3) junior to any other class or series of capital stock of Newmont Mining.

Dividend Rights

          The special voting share is not entitled to receive dividends.

          Holders of exchangeable shares are entitled to receive dividends from
Newmont Canada which are equivalent to any declared by our Board of Directors on our common stock. These dividends will be paid out of money, assets or property of Newmont Canada properly applicable to the payment of dividends, or out of authorized but unissued shares of Newmont Canada, as applicable. Holders of exchangeable shares are not entitled to any dividends other than or in excess of the foregoing dividends. The record date for the determination of the holders of exchangeable shares entitled to receive payment of, and the payment date for, any dividend declared on the exchangeable shares will be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on shares of our common stock.

Voting Rights

          Holders of exchangeable shares are not holders of our common stock and, therefore, do not have the direct right to vote on matters relating to
Newmont Mining on which our stockholders are entitled to vote.

                                      -15-

          The holder of the special voting share has the right to vote together with the holders of our common stock on all matters on which holders of our common stock are entitled to vote. The holder of the special voting share is entitled to cast a number of votes equal to the lesser of (1) the number of exchangeable shares outstanding from time to time (except those exchangeable shares held by us or our affiliates) and (2) 10% of the total number of votes attached to the shares of our common stock then outstanding. The holder of the special voting share will exercise the voting and others rights attached to the share only on the basis of instructions received from holders of exchangeable shares, as trustee for and on behalf of the registered holders of the exchangeable shares.

Certain Restrictions

          So long as any of the exchangeable shares not owned by us or our affiliates are outstanding:

               (1) without the approval of the holders of the exchangeable shares and Newmont Canada (unless in each case the economic equivalent is simultaneously issued, distributed or made, as the case may be, to the holders of exchangeable shares), we will not:

               o    issue or distribute shares of our common stock, or
                    securities exchangeable for or convertible into or carrying rights to acquire shares of our common stock, to the holders of all or substantially all of the then outstanding shares of our common stock by way of stock dividend or other
                    distribution, other than an issue of shares of our common
                    stock, or securities exchangeable for or convertible into or carrying rights to acquire shares of our common stock, to
                    holders of shares of our common stock (a) who exercise an
                    option to receive dividends in shares of our common stock or securities exchangeable for or convertible into or carrying rights to acquire shares of our common stock, in lieu of
                    receiving cash dividends, or (b) pursuant to any dividend
                    reinvestment plan or similar arrangement;

               o    issue or distribute rights, options or warrants to the
                    holders of all or substantially all of the then outstanding shares of our common stock entitling them to subscribe for or to purchase shares of our common stock, or securities
                    exchangeable for or convertible into or carrying rights to acquire shares of our common stock;

               o    issue or distribute to the holders of all or substantially all of our then outstanding shares of common stock (a)
                    shares or securities (including evidences of indebtedness)
                    of Newmont Mining of any class (other than shares of our
                    common stock or securities convertible into or exchangeable for or carrying rights to acquire shares of our common
                    stock), or (b) rights, options, warrants or other assets
                    other than those referred to above;

               o    subdivide, redivide or change our then outstanding shares of common stock into a greater number of shares of our common stock;

               o    reduce, combine, consolidate or change our then outstanding shares of common stock into a lesser number of shares of our common stock; or

               o    reclassify or otherwise change shares of our common stock or effect an amalgamation, merger, reorganization or other
                    transaction affecting shares of our common stock.

               (2) in the event that a tender offer, share exchange offer, issuer bid, takeover bid or similar transaction with respect to shares of our common stock is proposed by us or is proposed to us or our stockholders and is recommended by our Board, or is otherwise effected or to be effected with the consent or approval of the our Board, and the exchangeable shares are not redeemed by Newmont Canada or purchased by us (or our wholly-owned subsidiary,
Newmont Holdings ULC), we will expeditiously and in good faith take all actions and do all things as are reasonably necessary or desirable to enable and permit holders of exchangeable shares (other than us and our affiliates) to participate in the transaction to the same extent and on an economically equivalent basis as the holders of shares of our common stock, without discrimination. Without limiting the generality of the foregoing, we

                                      -16-

will take all actions and do all things as are reasonably necessary or desirable to ensure that holders of exchangeable shares may participate in each similar transaction without being required to retract exchangeable shares as against
Newmont Canada or, if so required, to ensure that any retraction, shall be effective only upon, and shall be conditional upon, the closing of that transaction and only to the extent necessary to participate in the transaction.

Liquidation Rights

          In the event of the liquidation, dissolution or winding-up of Newmont
Mining, (1) the holder of the special voting share will be entitled to receive an amount equal to $0.001 and (2) all of the exchangeable shares will automatically be exchanged for shares of our common stock. We will purchase each exchangeable share on the fifth business date prior to the liquidation, dissolution or winding up for a purchase price per share to be satisfied by the delivery of one share of our common stock, together with all declared and unpaid dividends on the exchangeable shares, if any.

          In the event of the liquidation, dissolution or winding-up of Newmont
Canada, we (or Newmont Holdings ULC) have the right to purchase all, but not less than all, of the outstanding exchangeable shares from the holders thereof upon payment of a liquidation amount. The liquidation amount will be the amount per exchangeable share that a holder of exchangeable shares is entitled to receive pursuant to the provisions attached to the exchangeable shares on the liquidation, dissolution or winding-up of Newmont Canada, to be satisfied by the delivery of one share of our common stock, together with all declared and unpaid dividends on the exchangeable shares, if any.

Redemption and Retraction

          The special voting share is not redeemable or convertible, except, if no exchangeable shares, other than exchangeable shares held by us or our affiliates, or securities which could give rise to the issuance of any exchangeable shares to any person are outstanding, the special voting share will automatically be redeemed for $0.001.

          Holders of exchangeable shares are entitled at any time, upon delivery of a certificate representing their exchangeable shares and a duly executed retraction request, to require Newmont Canada to redeem their exchangeable shares. The retraction price will be the amount per exchangeable share that a holder of exchangeable shares is entitled to receive pursuant to the provisions attached to the exchangeable shares on a retraction of an exchangeable share, to be satisfied by the delivery of one share of our common stock, together with all declared and unpaid dividends on the exchangeable shares, if any. Newmont Canada must deliver all retraction requests to us (or Newmont Holdings ULC), whereupon we (or Newmont Holdings ULC), instead of Newmont Canada, will have the right to purchase for the retraction price the exchangeable shares that are the subject of the request. If we do not exercise this right, Newmont Canada is required to effect the redemption.

          On or at any time after the seventh anniversary of the date on which the exchangeable shares were first issued, subject to acceleration in some circumstances, Newmont Canada is required to redeem all the outstanding exchangeable shares. The redemption price will be the amount per exchangeable share that a holder of exchangeable shares is entitled to receive pursuant to the provisions of the exchangeable shares on a redemption of exchangeable shares, to be satisfied by the delivery of one share of our common stock, together with all declared and unpaid dividends, if any. In this event, we (or
Newmont Holdings ULC) will have the overriding right to acquire the outstanding exchangeable shares in exchange for the redemption price on the redemption date.
If we exercise this right, Newmont Canada's obligation to redeem the exchangeable shares will terminate.

Listing

          The exchangeable shares are listed on the Toronto Stock Exchange under the symbol "NMC".

Anti-Takeover Provisions

          Article Ninth of our certificate of incorporation and our rights agreement may make it more difficult for various corporations, entities or persons to acquire control of us or to remove management.

                                      -17-

Approval of Various Mergers, Consolidations, Sales and Leases

          Article Ninth of our certificate of incorporation requires us to get the approval of the holders of 80% of all classes of our capital stock who are entitled to vote in elections of directors, voting together as one class, to enter into the following types of transactions:

     o    a merger or consolidation between us and another corporation that holds 10% or more of our outstanding shares;

     o    the sale or lease of all or a substantial part of our assets to another corporation or entity that holds 10% or more of our outstanding shares; or

     o    any sale or lease to us of assets worth more than $10 million in exchange for our securities by another corporation or entity that holds 10% or more of our outstanding shares.

However, Article Ninth does not apply to any transaction if:

     o    our Board approves the transaction before the other corporation, person or entity becomes a holder of 10% or more of our outstanding shares; or

     o    we or our subsidiaries own a majority of the outstanding voting shares of the other corporation.

          Article Ninth can only be altered or repealed with the approval of the holders of 80% of all classes of our capital stock who are entitled to vote in elections of directors, voting together as one class.

Stockholders Rights Plan

          On January 30, 2002, our Board declared a dividend of one preferred share purchase right for each outstanding share of our common stock. The dividend was paid on February 15, 2002 to the stockholders of record on February
15, 2002. The rights were issued pursuant to the terms of the Rights Agreement, dated as of February 13, 2002 between Newmont Mining and Mellon Investor
Services LLC, as the rights agent.

          Our Board has adopted this rights agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 15% or more of our outstanding common stock without the approval of our Board of
Directors. The rights agreement should not interfere with any merger or other business combination approved by our Board.

          The following is a summary description of our rights agreement and should be read together with the entire rights agreement, which is included as an exhibit to the registration statement of which this prospectus forms a part.

          The Rights. Our Board authorized the issuance of a right with respect to each share of common stock outstanding on February 15, 2002. The rights initially trade with, and are inseparable from, shares of our common stock. The rights are evidenced only by certificates that represent shares of our common stock. New rights will accompany any new shares of our common stock that we issue after February 15, 2002 until the Distribution Date described below.

          Exercise Price. Each right allows its holder to purchase from Newmont
Mining one one-thousandth of a share of Series A Junior Participating Preferred
Stock ("preferred share") for $100, once the rights become exercisable. This portion of a preferred share will give the stockholder approximately the same dividend, voting and liquidation rights as would one share of common stock.
Prior to exercise, the right does not give its holder any dividend, voting or liquidation rights.

          Exercisability. The rights are not exercisable until:

                                      -18-

                    o    10 days after the public announcement that a person or
                         group has become an "Acquiring Person" by obtaining
                         beneficial ownership of 15% or more of our outstanding
                         common stock, or, if earlier, or

                    o    10 business days (or a later date determined by our
                         Board before any person or group becomes an Acquiring
                         Person) after a person or group begins a tender or
                         exchange offer which, if completed, would result in
                         that person or group becoming an Acquiring Person.

          We refer to the date when the rights become exercisable as the
"Distribution Date." Until that date, the common stock certificates also evidence the rights, and any transfer of shares of common stock constitutes a transfer of rights. After that date, the rights will separate from the common stock and be evidenced by book-entry credits or by rights certificates that we will mail to all eligible holders of common stock. Any rights held by an
Acquiring Person are void and may not be exercised.

          Our Board may reduce the threshold at which a person or group becomes an Acquiring Person from 15% to not less than 10% of the outstanding common stock.

          Consequences of a Person or Group Becoming an Acquiring Person.

                    o    Flip In. If a person or group becomes an Acquiring
                         Person, all holders of rights except the Acquiring
                         Person may, for $100, purchase shares of our common
                         stock prior to the acquisition.

                    o    Flip On. If we are later acquired in a merger of
                         similar transaction after the Distribution Date, all
                         holders of rights except the Acquiring Person may, for
                         $100, purchase shares of the acquiring corporation with
                         a market value of $200 based on the market price of the
                         acquiring corporation's stock, prior to the merger.

          Preferred Share Provisions. Each one one-thousandth of a preferred share, if issued:

                    o    will not be redeemable;

                    o    will entitle holders to quarterly dividend payments of
                         $0.001 per share, or an amount equal to the dividend
                         paid on one share of common stock, whichever is
                         greater;

                    o    will entitle holders upon liquidation either to receive
                         $1.00 per share or an amount equal to the payment made
                         on one share of common stock, whichever is greater;

                    o    will have the same voting power as one share of common
                         stock; and

                    o    if shares of our common stock are exchanged by merger,
                         consolidation or a similar transaction, will entitle
                         holders to a per share payment equal to the payment
                         made on one share of common stock.

          The value of one one-thousandth interest in a preferred share should approximate the value of one share of common stock.

          Expiration. The rights will expire on February 13, 2012.

          Redemption. Our Board of Directors may redeem the rights for $0.001 per right at any time before any person or group becomes an Acquiring Person. If our Board redeems any rights, it must redeem all of the rights.

                                      -19-

Once the rights are redeemed, the only right of the holders of rights will be to receive the redemption price of $0.001 per right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

          Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our
Board may extinguish the rights by exchanging one share of common stock or an equivalent security for each right, other than rights held by the Acquiring
Person.

          Anti-Dilution Provisions. Our Board may adjust the purchase price of the preferred shares, the number of preferred shares issuable and the number of outstanding rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the preferred shares or common stock. No adjustments to the purchase price of less than 1% will be made.

          Amendments. The terms of the rights agreement may be amended by our
Board without the consent of the holders of the rights. However, our Board may not amend the rights agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of our outstanding common stock. In addition, the Board may not cause a person or group to become an Acquiring
Person by lowering this threshold below the percentage interest that the person or group already owns. After a person or group becomes an Acquiring Person, our
Board may not amend the agreement in a way that adversely affects holders of the rights.

                      DESCRIPTION OF COMMON STOCK WARRANTS

          We may issue warrants for the purchase of common stock. The warrants may be issued independently or together with any securities offered by any prospectus supplement. The warrants will be issued under one or more common stock warrant agreements between us and a bank or trust company as common stock warrant agent. The common stock warrant agent will be our agent and will not assume any obligations to any owner of the warrants. The following is a summary of the material terms of the separate common stock warrant agreements. This summary is qualified in its entirety by reference to the form of common stock warrant agreement, a copy of which is an exhibit to our registration statement of which this prospectus forms a part.

General

          Under the common stock warrant agreement, warrants may be issued in one or more series. The prospectus supplement and the common stock warrant agreement relating to any series of warrants will include specific terms about the warrants. These terms include some of the following:

          o    the type and number of warrants,

          o    the amount of related common stock for which the warrant can be exercised and the price or the manner of determining the price and currency or other consideration to purchase such common stock,

          o    the expiration date of each warrant,

          o    the exercise date of each warrant,

          o    the offering price and currency of each warrant,

          o    if applicable, the designation and terms of the securities with which each warrant can be issued,

          o    any provision dealing with the date on which the warrants and related securities will be separately transferable,

          o    any provision granting a mandatory or an optional redemption provision,

          o    the identity of the common stock warrant agent,

                                      -20-

          o    the form of the warrant certificates and

          o    any other terms of the warrant.

          The warrants will be represented by certificates. The warrants may be exchanged under the terms outlined in the common stock warrant agreement. We will not charge any service charges for any transfer or exchange of warrant certificates, but we may require payment for tax or other governmental charges in connection with the exchange or transfer. Until a common stock warrant is exercised, a holder will not be entitled to any payments on or have any rights with respect to the common stock issuable upon exercise of the common stock warrant.

Exercise of Common Stock Warrants

          To exercise warrants, the holder must provide the common stock warrant agent with the following:

          o    payment of the exercise price,

          o    certain information required as described on the reverse side of the warrant certificates,

          o    the number of warrants to be exercised and

          o    an executed and completed warrant certificate.

          The common stock warrant agent will issue a new warrant certificate for any warrants not exercised. The exercise price and the number of shares of common stock that each warrant can purchase will be subject to adjustment in certain events, including the issuance of a common stock dividend or a combination, subdivision or reclassification of common stock. No adjustment will be required until cumulative adjustments require an adjustment of at least 1%.

          From time to time, we may reduce the exercise price. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. If we enter into any consolidation, merger, or sale or conveyance of our property as an entirety, the holder of each outstanding warrant shall have the right to the kind and amount of shares of stock, other securities, property or cash receivable by a holder of the number of shares of common stock into which such warrants were exercisable immediately prior to the occurrence of the event.

Modification of the Common Stock Warrant Agreement

          The common stock warrant agreement will permit us and the common stock warrant agent, without the consent of the common stock warrant holders, to supplement or amend the agreement in the following circumstances:

          o    to cure any ambiguity;

          o    to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

          o    to add new provisions regarding certain matters or questions that we and the common stock warrant agent may deem necessary or desirable and which do not adversely affect the interests of the common stock warrant holders.

                                      -21-

                  DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

General

          Newmont Mining may offer:

          o    senior debt securities guaranteed by Newmont USA Limited and

          o    subordinated debt securities guaranteed by Newmont USA Limited.

          Any senior debt securities will be issued under an indenture between
Newmont Mining, Newmont USA and Citibank, N.A., as trustee. Any subordinated debt securities will be issued under a separate indenture between Newmont
Mining, Newmont USA and Citibank, N.A., as trustee. All references in this section to debt securities are references to both the senior debt securities and the subordinated debt securities. All references to the indentures are references to both the indenture for senior debt securities and the indenture for the subordinated debt securities. All references to the trustee include both the trustee for the senior debt securities and the trustee for the subordinated debt securities. All references to "we", "us" or "our" are references to Newmont
Mining Corporation.

          The following description of the debt securities summarizes certain of the material provisions of the indentures and the debt securities. This summary of the indentures and the debt securities is qualified in its entirety by reference to the Trust Indenture Act of 1939 and the forms of indentures. We have filed the indentures as exhibits to our registration statement of which this prospectus forms a part.

          The debt securities will be our unsecured indebtedness. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinate in right of payment to our senior debt securities as well as our other indebtedness that we now or may have in the future. The subordination provisions of the subordinated debt securities are discussed in greater detail below.

          The guarantee of the senior debt securities will constitute an unsecured, unsubordinated obligation of Newmont USA and will rank equally with all other unsecured and unsubordinated obligations of Newmont USA. The guarantee of the subordinated debt securities will constitute an unsecured obligation of
Newmont USA and will be subordinated in right of payment to all senior or secured indebtedness that Newmont USA has now or may have in the future. The subordination provisions relating to the guarantee of the subordinated debt securities are discussed in greater detail below.

          Neither indenture limits the amount of debt securities that we may issue under such indenture. Unless we state otherwise in the prospectus supplement, neither indenture limits the amount of other debt that we can issue.

          Both indentures allow us to issue debt securities in one or more series with different terms. The indentures provide that debt securities of a single series can be issued at different times with different interest rates, redemption and repayment provisions. The particular terms of any series of debt securities being offered will be set forth in the prospectus supplement that relates to that series. These terms will include some or all of the following:

          o    the title of the debt securities and whether such debt securities are senior or subordinated,

          o    the total principal amount and permitted denomination of the debt securities,

          o    the percentage of the principal amount of the debt securities at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated,

          o    the currency or currencies in which the principal and interest on the debt securities will be payable,

          o    the dates on which the principal of the debt securities will mature,

          o    the interest rate for the debt securities or the method that will be used to determine the interest rate,

                                      -22-

          o    the dates on which interest on the debt securities will be payable and the manner in which interest will be paid,

          o    any mandatory or optional repayment or redemption provisions,

          o    any sinking fund provisions,

          o    any index used to determine the amount of payments of principal and/or interest,

          o    any additional payment provisions,

          o    any provision relating to the issuance of discounted debt
               securities and

          o    in the case of debt securities that are convertible into common stock, the conversion price, the period during which the debt securities may be converted and any other terms of conversion which may differ from the applicable indenture.

          Some of the debt securities may be sold at a substantial discount below their stated principal amount and may provide for the payment of no interest or interest at a rate which at the time of issuance is below market rates. We will describe the U.S. federal income tax consequences and other special considerations applicable to any discounted debt securities in the prospectus supplement relating to the discounted debt securities.

Newmont USA Guarantees

          Newmont USA will unconditionally guarantee on an unsubordinated basis the due and punctual payment of the principal of, any premium and any interest on the senior debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantees of the senior debt securities will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of
Newmont USA.

          Newmont USA will unconditionally guarantee on a subordinated basis the due and punctual payment of the principal of, any premium and any interest on the subordinated debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantee of the subordinated debt securities will be subordinated as described in greater detail below.

          Newmont USA's obligations under the guarantee of the debt securities will be as principal obligor and not merely as surety, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of the debt securities or the applicable indenture. Newmont USA also will waive any right to require a proceeding against Newmont Mining before its obligations under the guarantees shall become effective.

Convertibility of the Debt Securities

          The holders of debt securities of a specified series that are convertible into shares of common stock of Newmont Mining will be entitled at certain times specified in the prospectus supplement to convert any such securities into common stock. The conversion price and other terms of the conversion will be set forth in the prospectus supplement.

Subordination of Subordinated Debt Securities

          The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of senior indebtedness of Newmont Mining.

          The term "senior indebtedness" means the principal of and any premium and interest on any of our indebtedness outstanding on the date of the subordinated debt securities indenture or to be created, incurred or

                                      -23-

assumed by us after the date of the indenture unless the terms of such indebtedness specifically state that it is not senior in right of payment to the subordinated debt securities.

          Upon the insolvency, liquidation, bankruptcy, reorganization or similar proceeding relating to us or our property:

          o    the holders of our senior indebtedness will be entitled to receive payment in full of all obligations before payment is made to any holders of the subordinated debt securities and

          o    until all obligations with respect to our senior indebtedness are paid in full, any payment to which the holders of the
               subordinated debt securities would be entitled shall be made to the holders of our senior indebtedness.

          In addition, we may not make any payment on account of the subordinated debt securities, if:

          o    any of our senior indebtedness is not paid when due or

          o    any other default on our senior indebtedness occurs and the maturity of such senior indebtedness is accelerated.

          If there is a default with respect to any of our senior indebtedness other than the two types of default described immediately above and the maturity of the indebtedness may be accelerated immediately, a representative of the applicable senior indebtedness has the right to send to us written notice stating that there has been a default. After receipt of such notice, we may not make any payments on the subordinated debt securities until the earlier of:

          o    179 days after the receipt of the notice,

          o    the date on which the default which gave rise to the notice is no longer continuing,

          o    the date that the default has been waived and any acceleration has been rescinded in writing or

          o    the date when the applicable senior indebtedness has been paid in full.

          Not more than one blockage period notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to our senior indebtedness during such period.

          After all of our senior indebtedness is paid in full and all commitments in respect of the senior indebtedness have expired or terminated and until the subordinated debt securities are paid in full, holders of the subordinated debt securities will be subrogated to the rights of holders of our senior indebtedness to receive distributions applicable to the senior indebtedness.

Subordination of Guarantee of Subordinated Debt Securities

          Newmont USA's guarantee of the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of the senior indebtedness of Newmont USA.

          The term "senior indebtedness" means, with respect to Newmont USA, the principal of and any premium and interest on any indebtedness of Newmont USA outstanding on the date of the subordinated debt securities indenture or to be created, incurred or assumed by Newmont USA after the date of the indenture unless the terms of such indebtedness specifically state that it is not senior in right of payment to the subordinated debt securities.

          Upon the insolvency, liquidation, bankruptcy, reorganization or similar proceeding relating to Newmont USA or its property:

                                      -24-

          o    the holders of senior indebtedness will be entitled to receive payment in full of all obligations before payment is made under the guarantee of the subordinated debt securities and

          o    until all obligations with respect to senior indebtedness are paid in full, any payment to which the holders of subordinated debt securities would be entitled pursuant to the guarantee of the subordinated debt securities will be made to the holders of senior indebtedness.

          In addition, Newmont USA may not make any payment on account of the subordinated debt securities, if:

          o    any senior indebtedness of Newmont USA is not paid when due or

          o    any other default on senior indebtedness of Newmont USA occurs and the maturity of such senior indebtedness is accelerated.

          If there is a default with respect to any senior indebtedness of
Newmont USA other than the two types of default described immediately above and the maturity of the indebtedness may be accelerated immediately, a representative of the applicable senior indebtedness has the right to send
Newmont USA written notice stating that there has been a default. After receipt of such notice, Newmont USA may not make any payments on the guarantee of the subordinated debt securities until the earlier of:

          o    179 days after the receipt of the notice,

          o    the date on which the default which gave rise to the notice is no longer continuing,

          o    the date that the default has been waived and any acceleration has been rescinded in writing or

          o    the date when the applicable senior indebtedness has been paid in full.

          Not more than one blockage period notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to senior indebtedness of Newmont USA during such period.

          After all senior indebtedness of Newmont USA is paid in full and all commitments in respect of the senior indebtedness have expired or terminated and until Newmont USA's obligations under the guarantee of the subordinated debt securities are paid in full, holders of the subordinated debt securities will be subrogated to the rights of holders of senior indebtedness of Newmont USA to receive distributions applicable to the senior indebtedness.

Global Notes, Delivery and Form

          The debt securities may be issued in the form of one or more global notes that will be deposited with a depositary identified in a prospectus supplement. Each note will be registered in the name of the depositary's nominee. Unless a global note is exchanged in whole or in part for debt securities in definitive form, a global note may generally be transferred only as a whole and only to another nominee of the depositary or to a successor depositary or its nominee.

          Unless otherwise stated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, New York, New York. Currently,
it limits the maximum denomination of any single global note to $500 million.
Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, records maintained by DTC and its participants.

          DTC has provided us the following information: DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the
United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency"
registered under Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the clearance and recording

                                      -25-

of the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participant's accounts. This eliminates the need for physical exchange of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Other organizations such as securities brokers and dealers, banks and trust companies that work through a participant, either directly or indirectly use DTC's book-entry system. The rules that apply to DTC and its participants are on file with the SEC.

          Pursuant to DTC's procedures, upon issuance of debt securities represented by a global note in connection with the sale of the debt securities to one or more underwriters, DTC will credit the accounts of the participants designated by the underwriters with the principal amount of the debt securities purchased by the underwriters. Ownership of beneficial interests in a global note will be shown

          o    on DTC's records with respect to participants;

          o    by the participants with respect to indirect participants and certain beneficial owners; and

          o    by the indirect participants with respect to all other beneficial owners.

          The laws of some states require that certain persons take physical delivery in definitive form of the securities which they own. Consequently, the ability to transfer beneficial interests in a global note may be limited.

          Under the indentures, if the nominee of DTC is the registered owner of a global note, the nominee will be considered the sole owner or holder of the debt securities. Except as provided below, owners of a global note will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners or holders thereof under the indentures for any purpose, including with respect to the giving of any directions, instructions or approval to the trustee. However, DTC has advised us that pursuant to its customary practice with respect to the giving of consents and votes, it will deliver an omnibus proxy to the trustee assigning the related holder's voting rights to the participant to whose account the debt securities are credited on the record date. Each proxy will include a list of participants'
positions in the relevant security as of the record date for a consent or vote.

          We will wire to DTC's nominee principal and interest payments with respect to global notes. We and the trustee will treat DTC's nominee as the owner of the global notes for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global notes to owners of beneficial interests in the global notes or for maintaining and reviewing any records relating to the beneficial ownership interest.

          It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their holdings of beneficial interests in the global notes as shown on DTC's records. DTC's current practice is to credit such accounts, as to interest, in next-day funds and, as to principal, in same-day funds. Payments by participants to owners of beneficial interests in the global notes will be governed by standing instructions and customary practices between the participants and the owners of beneficial interests in the global notes, as is the case with securities held for the account of customers registered in "street name."
However, payments will be the responsibility of the participants and not of DTC, the underwriters, the trustee or us.

          Debt securities represented by a global note will be exchangeable for debt securities in definitive form with the same terms in authorized denominations only if:

          o    DTC notifies us that it is unwilling or unable to continue as depositary, and we do not appoint a successor depositary within
               90 days or

          o    we determine not to have the debt securities represented by global notes.

                                      -26-

          If any of these events occur, DTC will generally notify all direct participants of the availability of definitive debt securities. These securities will be issued in denominations of $1,000 and multiples thereof, in registered form only, and without coupons. We will maintain one or more offices or agencies in New York City to facilitate the transfer or exchange of the global notes. You will not be required to pay any service charges for any transfer or exchange, but we may require you to pay any tax, other governmental charge or payment in connection with the exchange or transfer.

Same-Day Settlement in respect of Global Notes

          Secondary trading in definitive long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, debt securities represented by global notes held by DTC will trade in
DTC's Same-Day Funds Settlement System until maturity, and DTC therefore will require that secondary market trading activity in such debt securities settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in debt securities represented by global notes.

Restrictive Covenants Required by the Indenture

          The indenture for the senior debt securities requires us to comply with certain restrictive covenants. Some of the provisions are described below.
All series of senior debt securities issued under the indenture will be entitled to the benefits of the covenants described below except for any series of senior debt securities that provides that they are not entitled to the benefits of the covenants described below.

Definition of Attributable Debt

          "Attributable Debt" means, with respect to any lease, the present value of the total net rental payments during the remaining term of the lease.
The present value will be determined by using the discount rate implicit in the terms of the lease as determined by two of our officers and will be compounded semiannually. The net amount of rent we may pay under any lease for any period is the amount of rent payable for the period but excluding payments for maintenance, repairs, insurance, taxes, assessments, water rates or similar charges. For any lease which we may terminate by paying a penalty, the net amount of rent will include the penalty, but no rent will be included after the first date that the lease may be terminated.

Definition of Consolidated Net Tangible Assets

          "Consolidated Net Tangible Assets" means the aggregate amount of assets minus the following:

          o    applicable reserves and other properly deductible items,

          o    all current liabilities excluding (1) those that the borrower may extend or renew to a time more than 12 months after the time the amount of the liability is being computed, (2) current maturities of long-term indebtedness and (3) capital lease obligations and

          o    all goodwill shown on our balance sheet.

Definition of Funded Debt

          "Funded Debt" means all indebtedness for money borrowed having a maturity of more than 12 months from the determination date or having a maturity of less than 12 months but that the borrower may renew or extend beyond 12 months.

                                      -27-

Definition of Principal Property

          "Principal Property" means any mine, plant or other facility, the land upon which it stands and the fixtures that are a part of it, (1) which is used primarily for mining and processing and is located in the U.S. and (2) the net book value of which exceeds 5% of Consolidated Net Tangible Assets. Principal
Property does not include (1) any mine, plant or facility which, in the opinion of our board of directors, is not of material importance to our total business or (2) any portion of a particular mine, plant or facility which is not of material importance to the use or operation of the mine, plant or facility.

Definition of Restricted Subsidiary

          "Restricted Subsidiary" means any Subsidiary (1) with substantially all of its property located, or carrying on substantially all of its business, within the U.S. and (2) which owns a Principal Property. "Restricted
Subsidiary", however, does not include any Subsidiary whose primary business consists of (1) financing operations in connection with leasing and conditional sales transactions on behalf of us and our Subsidiaries, (2) purchasing accounts receivable or making loans secured by accounts receivable or inventory or (3)
being a finance company.

Definition of Subsidiary

          "Subsidiary" is defined as any corporation or entity in which we or one or more of our Subsidiaries directly or indirectly owns a majority of the voting interests.

Limitation on Liens

          The indenture for the senior debt securities will prohibit us and any of our Restricted Subsidiaries from incurring, issuing, assuming or guarantying any debt for money borrowed or any debt evidenced by notes, bonds, debentures or other similar documents ("Debt") secured by any mortgage, security interest or other liens (collectively, "Mortgages") on any Principal Property or shares of stock or indebtedness of any Restricted Subsidiary, without securing all outstanding series of debt securities under the applicable indenture (other than any series of debt securities that provide that the debt securities of the series are not entitled to the benefit of this covenant) equally and ratably with (or prior to) the secured Debt to be incurred, issued, assumed or guaranteed. This restriction, however, will not apply if the sum of the following does not exceed 10% of Consolidated Net Tangible Assets:

          o    the aggregate principal amount of such secured Debt,

          o    all secured Debt which would otherwise be prohibited, and

          o    all of our and our Restricted Subsidiary's Attributable Debt in
               respect of sale and leaseback transactions which would otherwise be prohibited by the covenant limiting sale and leaseback
               transactions described below.

          The restriction described above also will not apply to debt for borrowed money secured by the following:

          o    Mortgages on property, stock or Debt of any entity existing at the time it becomes a Restricted Subsidiary,

          o    Mortgages to secure indebtedness of a Restricted Subsidiary to us or to another Restricted Subsidiary,

          o    Mortgages for taxes, assessments or governmental charges or levies (1) that are not yet due and delinquent or (2) the
               validity of which is being contested in good faith,

          o    Mortgages of materialmen, mechanics, carriers, workmen,
               repairmen, landlords or other similar Mortgages, or deposits to obtain the release of these Mortgages,

                                      -28-

          o    Mortgages arising under attachment or restraint or similar legal process and the execution or enforcement of which is stayed and which are being contested in good faith,

          o    Mortgages (1) to secure public or statutory obligations, (2) to secure payment of workmen's compensation, (3) to secure
               performance in connection with tenders, leases of real property, bids or contracts or (4) to secure (or in lieu of) surety or appeal bonds, and Mortgages made in the ordinary course of business for similar purposes,

          o    Mortgages in favor of the United States, any state in the United
               States, or any foreign governmental entity to secure payments pursuant to any contract or statute (including Debt of the pollution control or industrial revenue bond type) or to secure any debt incurred to finance the purchase price or the cost of construction of the property subject to the Mortgage,

          o    Mortgages on property (including capitalized leases), stock or
               Debt of a corporation (1) existing at the time we or our
               Restricted Subsidiary acquired the entity, (2) that secure the payment of the purchase price, construction cost or improvement cost of the property, stock or Debt or (3) that secure any Debt incurred prior to, at the time of, or within one year after we or our Restricted Subsidiary acquired the property, shares or Debt, completed the construction on or commenced commercial operation of the property for the purpose of financing the purchase price or construction cost,

          o    Mortgages existing at the date of the applicable indenture and

          o    any extension, renewal or replacement of any of the Mortgages enumerated above that does not increase the Debt and that is limited to all or a part of the same property, stock or Debt that secured the original mortgage.

          The restrictions discussed above also will not apply to (1) any gold-based loan or forward sale arrangement and (2) Mortgages on property that we or any Restricted Subsidiary own or lease to secure our or a Restricted
Subsidiary's proportionate share of any payments required to be made to any
Person incurring the expense of developing, exploring or conducting operations for the recovery, processing or sale of the mineral resources of the property.

Limitation on Sales and Leasebacks

          The indenture for the senior debt securities will prohibit us and any of our Restricted Subsidiaries from entering into any arrangement with any third party lender or investor under which we or any Restricted Subsidiary will lease for a period, including renewals, in excess of three years, any Principal
Property if we or the Restricted Subsidiary sold or will sell or transfer the
Principal Property more than 270 days after the acquisition of the Principal
Property or after completion of construction and commencement of full operation of the Principal Property, to the lender or investor or to any person to whom funds have been or will be advanced by the lender or investor on the security of the Principal Property (herein referred to as a "sale and lease-back transaction"), unless:

          o    we or any Restricted Subsidiary could create Debt secured by a mortgage on the Principal Property to be leased back in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the debt securities of all series pursuant to the provisions of the covenant on limitation on liens described above or

          o    we apply within 180 days after the sale or transfer an amount equal to the greater of (1) the net proceeds of the sale of the
               Principal Property sold and leased back pursuant to the
               arrangement or (2) the fair market value of the Principal
               Property so sold and leased back at the time of entering into the arrangement to:

          (a) the purchase of different property, facilities or equipment which has a value at least equal to the net proceeds of the sale or

                                      -29-

          (b) the retirement of our Funded Debt or that of a Restricted
     Subsidiary (other than as a result of payment at maturity or pursuant to any mandatory sinking fund or prepayment provision).

          The amount to be applied to the retirement of Funded Debt, however, will be reduced by:

          o    the principal amount of any debt securities of any series
               delivered within 180 days after such sale to the trustee for retirement and cancellation,

          o    if the debt securities of any series are original issue discount debt securities or provide that an amount other than the face value is payable upon maturity or a declaration of acceleration, the amount that is due and payable with respect to such series pursuant to Section 4.1 of each of the indentures delivered within 180 days after such sale to the trustee for retirement and cancellation and

          o    the principal amount of Funded Debt, other than the debt
               securities, voluntarily retired within 180 days after such sale.

Merger and Consolidation

Newmont Mining

          We may consolidate or merge with or into any other entity and may sell, transfer or lease all of our property or substantially all of our property to any entity, if:

          o    the entity, if other than us, which resulted from or received the property expressly assumes by supplemental indenture the due and punctual payment of the principal of and any premium or interest on the debt securities and the performance and observance of each agreement to be performed or observed by us under the debt securities and the indentures; and

          o    immediately after the completion of the transaction, no Event of
               Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing.

Newmont USA

          Newmont USA may consolidate or merge with or into any other corporation and may sell, transfer or lease all of its property or substantially all of its property, if:

          o    the entity, if other than Newmont USA, which resulted from or received the property expressly assumes by supplemental agreement the due and punctual performance and observance of each agreement to be performed or observed by Newmont USA under the debt
               securities and the indentures; and

          o    immediately after the completion of the transaction, no Event of
               Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing.

Event of Default

          "Event of Default", when used in each of the indentures with respect to any series of debt securities, will mean any of the following:

          o    failure to pay interest on any debt security of the series for 30 days after it is due,

          o    failure to pay the principal or any premium on any debt security of the series when it is due,

                                      -30-

          o    failure to pay any sinking fund payment on any debt security of the series when it is due,

          o    failure to perform any other covenant in the applicable indenture for the benefit of the series of debt securities that continues for 90 days after we have been given written notice of that failure,

          o    events of bankruptcy, insolvency or reorganization of Newmont
               Mining or Newmont USA.

          o    Newmont USA's guarantee of the debt securities of the series ceases to be in full force or effect except as contemplated by the terms thereof or Newmont USA denies or disaffirms its
               obligations under the guarantee, or

          o    any other Event of Default specified for the series of debt securities.

          Within 90 days after a default occurs with respect to any series of debt securities, the trustee must notify the holders of the debt securities of the series of the default if we have not remedied it. Default is defined to include the events listed above without any grace periods. The trustee may withhold notice to the holders of the debt securities of any default except in the payment of principal, premium, interest or sinking fund payment if it in good faith considers the withholding of notice in the interest of all of the holders of the debt securities of the series. We are required to file an annual certificate with the trustee about any default by us under any provisions of the applicable indenture.

          If any Event of Default occurs and continues for any series of debt securities, the trustee or the holders of at least 25% of the principal amount of the debt securities of the outstanding series may declare the principal and interest accrued on all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of at least a majority of the aggregate principal amount of the debt securities of that series can annul the declaration. In addition, past defaults other than in payments of principal and interest may also be waived by the same vote.

          If an Event of Default occurs and continues for any series of debt securities, the holders of at least a majority of the principal amount of the affected series of debt securities then outstanding may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power given to or conferred upon the trustee under the indentures, for the series of debt securities.

          The trustee does not have to exercise any of its rights or powers under either of the indentures at the direction of any holders of notes unless the holders offer the trustee reasonable indemnity or reasonable security against expenses and liabilities.

          The Trust Indenture Act of 1939 requires that we file with the trustee annually a written statement regarding the presence or absence of certain defaults.

Defeasance

Defeasance and Discharge of Obligations

          Under the indentures, Newmont Mining will be discharged from its non-administrative obligations under the debt securities of any series, and
Newmont USA will be discharged from its obligations under the guarantee of debt securities of that series, if we deposit with the trustee in trust sufficient money and/or U.S. government securities to pay the interest and principal due on the stated due date of those payments. This trust may only be established if, among other things, we deliver to the trustee an opinion of counsel stating that, due to an Internal Revenue Service ruling or a change in federal income tax law, holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of this defeasance and will be subject to federal income tax, as if this defeasance had not occurred.

                                      -31-

Defeasance of Certain Covenants and Certain Events of Default

          The indenture for the senior debt securities provides that we may be released from our obligation to comply with the covenants limiting liens and sale and leaseback transactions, and with any related Event of Default if we deposit with the trustee in trust money and/or U.S. government securities which provide for payment of the principal of and each installment of interest on the debt securities due on the stated maturity of such payments. Our other obligations under the indenture and the senior debt securities of such series and other Events of Default and Newmont USA's obligations under the related guarantee would remain in full force and effect. The trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel stating that the holders of the senior debt securities of such series will not recognize income, gain, or loss for federal income tax purposes as a result of a deposit and defeasance of the covenants and the Event of Default noted above and will be subject to federal income tax as would have been the case if such deposit and defeasance had not occurred.

          If we exercise the option described in this section and the debt securities of a series are declared due and payable because of the occurrence of an Event of Default other than the Event of Default related to the covenants limiting liens and sale and leaseback transactions, the amount of money and U.S.
government securities on deposit with the trustee will be sufficient to pay amounts due on the senior debt securities of a series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from the
Event of Default.

Changes to Indentures

          Under each of the indentures, Newmont Mining, Newmont USA and the trustee may modify the rights and obligations of Newmont Mining and Newmont USA and the rights of the holders of debt securities with the consent of the holders of at least a majority of the principal amount of the outstanding debt securities of all series issued under the indentures affected by the modification. However, we must get the consent of the holder of each debt security affected to make the following changes to the debt securities:

          o    an extension of the fixed maturity of any debt security,

          o    a reduction of the principal amount payable on any debt security,

          o    a reduction in the rate of interest payable on any debt security,

          o    a change in currency in which payments are made,

          o    an extension of the time of payment of interest,

          o    a modification that affects adversely any right of a holder of a debt security to repayment,

          o    a reduction in the principal amount of an original issue discount debt security due and payable upon a acceleration of the
               maturity,

          o    an adverse change in or elimination of conversion rights,

          o    a reduction in the portion of the principal amount of a debt security provable in bankruptcy,

          o    a reduction in amounts payable upon redemption,

          o    a reduction in the rate of interest payable on overdue amounts
               and

          o    a reduction in the percentage of holders of the outstanding debt securities of each series required to consent to any modification discussed above.

                                      -32-

          Under each of the indentures, we can make certain modifications to the applicable indenture with the consent of the trustee but without the consent of any holders of debt securities to evidence our merger, the replacement of the trustee and for certain other purposes.

Duties and Powers of the Trustee

          Except during the continuance of an Event of Default, the trustee under each of the indentures will perform only the duties set forth in the applicable indenture. During the continuance of any Event of Default, the trustee will exercise the rights and powers given it under the applicable indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under similar circumstances in the conduct of his own affairs.

          The trustee may acquire and hold our securities and, subject to certain conditions, otherwise deal with us as if it were not trustee.

          We currently conduct banking transactions with the trustee in the ordinary course of our business.

                      DESCRIPTION OF DEBT SECURITY WARRANTS

          We may issue warrants for the purchase of debt securities. The warrants may be issued independently or together with any securities offered by any prospectus supplement. The warrants will be issued under one or more debt security warrant agreements between us and a bank or trust company as debt security warrant agent. The debt security warrant agent will be our agent and will not assume any obligations to any owner of the debt security warrants. We have summarized below certain material provisions of the separate debt security warrant agreements. This summary is qualified in its entirety by reference to the debt security warrant agreement.

General

          Under the debt security warrant agreement, the warrants may be issued in one or more series. The prospectus supplement and the debt security warrant agreement relating to any series of warrants will include specific terms about the warrants. These terms include some of the following:

          o    the type and number of warrants,

          o    the aggregate principal amount of related debt securities for which the warrant can be exercised and the price or the manner of determining the price and currency or other consideration to purchase such debt securities,

          o    the expiration date of each warrant,

          o    the exercise date of each warrant,

          o    the offering price and currency of each warrant,

          o    if applicable, the designation and terms of the securities with which each warrant can be issued,

          o    any provision dealing with the date on which the warrants and related securities will be separately transferable,

          o    any provision granting a mandatory or an optional redemption provision,

          o    the identity of the debt security warrant agent,

          o    the form of the debt security warrant certificates and

                                      -33-

          o    any other terms of the warrant.

          The warrants will be represented by certificates. The warrants may be exchanged pursuant to the procedure outlined in the debt security warrant agreement. We will not charge any service charges for any transfer or exchange of warrant certificates, but we may require payment for tax or other governmental charges in connection with the exchange or transfer. Until a warrant is exercised, a holder will not be entitled to any payments on or have any rights with respect to the debt securities issuable upon exercise of the warrant.

Exercise of Debt Security Warrants

          To exercise warrants, the holder must provide the debt security warrant agent with the following:

          o    payment of the exercise price,

          o    certain information required by the reverse side of the warrant certificates,

          o    the number of warrants to be exercised and

          o    an executed and completed warrant certificate.

          The debt security warrant agent will issue a new warrant certificate for any warrants not exercised. From time to time, we may reduce the exercise price.

Modification of the Debt Security Warrant Agreement

          The debt security warrant agreement will permit us and the debt security warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

          o    to cure any ambiguity,

          o    to correct or supplement any provision which may be defective or inconsistent with any other provisions or

          o    to add new provisions regarding certain matters or questions that we and the debt security warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

                              PLAN OF DISTRIBUTION

          We may sell the securities described in this prospectus

          o    through agents,

          o    through underwriters or dealers, or

          o    directly to one or more purchasers.

          The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices. The fixed price may be changed to reflect market prices prevailing at the time of sale at negotiated prices.

          Except for the common stock, the securities will have no established trading market. Underwriters and agents to whom securities are sold for public offering and sale may make a market in the securities, but will not be

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obligated to do so and could stop doing so at any time without notice. We cannot guarantee that there will be a market for the securities.

          In connection with the sale of offered securities, underwriters may receive compensation from us or from purchasers of offered securities for whom they may act as agents in the form of discounts, concessions or commissions.
Underwriters may sell offered securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions and commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers, agents or direct purchasers that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions that we pay to them and any profit on their resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We will identify any underwriters, dealers, agents or direct purchasers and describe their compensation in the prospectus supplement.

          We may have agreements with the underwriters, dealers and agents who participate in the sale of offered securities to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

          We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase debt securities which will be paid for and delivered on a future date specified in the prospectus supplement. The obligations of any purchasers under this delayed delivery and payment arrangements will not be subject to any conditions except that the purchase at delivery must not be prohibited under the laws of any jurisdiction in the United
States to which the institution is subject. The underwriters and dealers will not have any responsibility for the validity and performance of these contracts.

                                  LEGAL OPINION

          White & Case LLP will issue for us an opinion about the legality of the offered securities.

                                     EXPERTS

          The financial statements of Newmont Mining Corporation incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2002 have been so incorporated in reliance on the report of
PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

          The financial statements of Newmont Mining Corporation incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2001 have been so incorporated in reliance on the report
(which contains an explanatory paragraph relating to various restatements described in Note 23 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

          The financial statements of Nusa Tengarra Partnership V.O.F., an equity investee of Newmont, incorporated in this prospectus by reference to the
Annual Report on Form 10-K/A for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

          The financial statements of Nusa Tengarra Partnership V.O.F.
incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2001 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to various restatements in Note 16 to the financial statements) of PricewaterhouseCoopers
LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

          The audited consolidated financial statements of Franco-Nevada Mining
Corporation Limited (now Newmont Mining Corporation of Canada Limited) as of
March 31, 2001 and 2000 and for each of the three years ended March 31, 2001, incorporated in this prospectus by reference to the Current Report on Form 8-K/A filed on

                                      -35-

April 15, 2003, have been so incorporated in reliance on the report of
PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

          The financial statements of Normandy Mining Limited (now Newmont
Australia Limited) as of June 30, 2001 and 2000 and for the years then ended, incorporated in this prospectus by reference to Amendment No. 2 to the Current
Report on Form 8-K/A filed by Newmont Mining Corporation on April 15, 2003 have been audited by Deloitte Touche Tohmatsu, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the restatement of the reconciliation to accounting principles generally accepted in the United States of America in Note
40, as discussed in Note 41), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

          Behre Dolbear & Company, Inc., a mineral industry consulting firm, performed an independent appraisal of goodwill assigned to our reporting units in connection with the February 2002 acquisitions of Franco-Nevada Mining
Corporation Limited (now Newmont Mining Corporation of Canada Limited) and
Normandy Mining Limited (now Newmont Australia Limited). The financial statements of Newmont incorporated in this prospectus by reference to the Annual
Report on Form 10-K/A for the year ended December 31, 2002 have been so incorporated in reliance on the appraisal of Behre Dolbear & Company, Inc., given on the authority of said firm as experts in mining industry appraisals.

                       WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from our web site at http://www.newmont.com or from the SEC's web site at
http://www.sec.gov. The information on our website is not incorporated by reference into and is not made a part of this prospectus. You may also read and copy any document we file at the SEC's public reference room in Washington, D.C.
Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

          The SEC allows us to "incorporate by reference" in this prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the
Securities Exchange Act of 1934 until we sell all of the securities that may be offered by this prospectus:

          o    Annual Report on Form 10-K for the year ended December 31, 2002
               (as amended by an Annual Report on Form 10-K/A filed on October
               24, 2003);

          o    Annual Report of Form 10-K/A for the year ended December 31, 2001 filed on March 20, 2003;

          o    Quarterly Reports on Form 10-Q for the quarters ended March 31,
               2003 and June 20, 2003 (each as amended by Quarterly Reports on
               Form 10-Q/A filed on October 24, 2003);

          o    Quarterly Reports on Form 10-Q/A for the quarters ended March 31,
               2002, June 30, 2002 and September 30, 2002 each filed on April
               11, 2003;

          o    Current Report on Form 8-K filed on April 22, 2003;

          o    Current Report on Form 8-K/A filed on April 15, 2003 amending
               Current Report on Form 8-K filed on March 1, 2002 and
               subsequently amended on April 16, 2002; and

          o    The description of our common stock contained in our registration statement on Form 8-A for our

                                      -36-

               common stock filed under the Securities Exchange Act of 1934 including any amendment or report filed for the purpose of updating that description.

You may request a copy of these documents at no cost to you, by writing or telephoning us as follows:

         Newmont Mining Corporation
         1700 Lincoln Street
         Denver, Colorado  80203
         Attn:  Office of the Secretary
         (303) 863-7414

          You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities described in this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

          Newmont USA is our consolidated wholly owned subsidiary. Newmont USA is not required to file separate reports with the SEC.

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